UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2014

Brown & Brown, Inc.

(Exact Name of Registrant Specified in Charter)

Florida

(State or other jurisdiction of incorporation)

001-13619	59-0864469
(Commission File Number)	(I.R.S. Employer Identification No.)

220 South Ridgewood Avenue, Daytona Beach, FL	32114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (386) 252-9601

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2014, Brown & Brown, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), with respect to the offer and sale by the Company of $500,000,000 aggregate principal amount of the Company’s 4.200% Notes due 2024 (the “Notes”). The issuance and sale of the Notes closed on September 18, 2014. The net proceeds to the Company from the sale of the Notes, after deducting underwriting discounts and expenses, were approximately $492.6 million.

The Notes were offered and sold under the Company’s Automatic Shelf Registration Statement on Form S-3 (Registration No. 333-198503) filed with the Securities and Exchange Commission on September 2, 2014 (the “Registration Statement”). The Notes were issued pursuant to that certain Indenture dated as of September 18, 2014, between the Company and U.S. Bank National Association, as trustee (the “Base Indenture”), as supplemented by the Supplemental Indenture, dated September 18, 2014 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The Base Indenture and Supplemental Indenture are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Information concerning the Notes and related matters is set forth in the Registration Statement, including the Company’s Prospectus and Prospectus Supplement, which Prospectus Supplement was filed with the Securities and Exchange Commission on September 17, 2014.

The Notes bear interest at the rate of 4.200% per year and will mature on September 15, 2024. Interest on the Notes will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2015. The Notes are senior unsecured obligations of the Company and will rank equal in right of payment to all of the Company’s existing and future senior unsecured indebtedness. The Company may redeem the Notes at any time in whole or, from time to time, in part at the “make whole” redemption price specified in the Prospectus Supplement for the Notes being redeemed, plus accrued and unpaid interest thereon to but excluding the redemption date. The form of note for the Notes is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated by reference herein.

The Indenture includes certain restrictive covenants, including covenants that limit the ability of the Company and certain of its subsidiaries to, among other things, incur certain secured debt and consolidate, merge, or transfer substantially all of the Company’s assets to another entity. The covenants are subject to a number of important exceptions and qualifications set forth in the Indenture. The Indenture also contains a covenant regarding the repurchase by the Company of the Notes upon a “change of control triggering event.”

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, conditions to closing, termination provisions and other terms and conditions customary in agreements of this type. The Underwriting Agreement also contains customary indemnification and contribution rights and obligations of the Company and the Underwriters. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The foregoing description of the Underwriting Agreement, Indenture, and the Notes is qualified in its entirety by the full text of the Underwriting Agreement, Indenture, and the form of the Notes, which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein and into the Registration Statement.

In connection with the issuance of the Notes, Holland & Knight LLP, counsel to the Company, delivered an opinion to the Company, dated September 18, 2014, regarding the legality of the Notes upon issuance and sale thereof. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference into the Registration Statement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

1.1	Underwriting Agreement dated as of September 15, 2014 among Brown & Brown, Inc. and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein.

4.1	Indenture, dated as of September 18, 2014, between Brown & Brown, Inc. and U.S. Bank National Association.

4.2	First Supplemental Indenture, dated as of September 18, 2014, between Brown & Brown, Inc. and U.S. Bank National Association.

4.3	Form of Brown & Brown, Inc.’s 4.200% Notes due 2024.

5.1	Opinion of Holland & Knight LLP.

23.1	Consent of Holland & Knight LLP (included as part of Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2014

BROWN & BROWN, INC.

By:	/s/ R. Andrew Watts
R. Andrew Watts
Executive Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement dated as of September 15, 2014 among Brown & Brown, Inc. and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein

4.1	Indenture, dated as of September 18, 2014, between Brown & Brown, Inc. and U.S. Bank National Association.

4.2	First Supplemental Indenture, dated as of September 18, 2014, between Brown & Brown, Inc. and U.S. Bank National Association.

4.3	Form of Brown & Brown, Inc.’s 4.200% Notes due 2024.

5.1	Opinion of Holland & Knight LLP

23.1	Consent of Holland & Knight LLP (included as part of Exhibit 5.1)